Exhibit n.8

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Solar Senior Capital Ltd.:

We consent to the use of our reports dated February 24, 2016 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting for Solar Senior Capital Ltd. included herein, and to the references to our firm under the heading “Selected Financial and Other Data” and “Independent Registered Public Accounting Firm” in the registration statement.

(signed) KPMG LLP

New York, New York

May 13, 2016